EXHIBIT 8.3

January 19, 2005

Commercial Net Lease Realty, Inc.
450 S. Orange Avenue, Suite 900
Orlando, FL 32801

Ladies and Gentlemen:

     We have acted as counsel to Commercial Net Lease Realty, Inc., a Maryland corporation (the “Company”) in connection with the proposed merger (the “Merger”) of National Properties Corporation, and Iowa corporation (“NAPE”) with and into NAPE Acquisition, Inc., a Maryland corporation and wholly owned subsidiary of the Company (“NAPE Acquisition”), and the filing of a registration statement on Form S-4 with the Securities and Exchange Commission on January 19, 2005, together with any amendments to that Registration Statement (collectively, the Registration Statement and the proxy statement-prospectus are called the “Registration Statement”). The Merger will be effected pursuant to the Agreement and Plan of Merger dated as of January 14, 2005 by and between NAPE, the Company, NAPE Acquisition and Raymond Di Paglia as the same may be amended or supplemented from time to time (the “Merger Agreement”). In our capacity as counsel to the Company, our opinion has been requested with respect to the status of NAPE Acquisition as a “qualified REIT subsidiary” and the qualification of the Company as a real estate investment trust (“REIT”) for federal income tax purposes. This opinion is being rendered pursuant to the requirements of Form S-4 under the Securities Act of 1933, as amended. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

     For the purposes of rendering our opinion, we have examined and are relying upon such documents (including all exhibits and schedules attached thereto) as of this date that we have deemed relevant or necessary, including:

     1. The First Amended and Restated Articles of Incorporation of the Company and the Bylaws of the Company;

     2. The Merger Agreement; and

     3. Such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion referred to in this letter, and our opinion is conditioned upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the factual representations and warranties, covenants and factual statements contained therein.

Commercial Net Lease Realty, Inc.
January 19, 2005

This opinion is also subject to and conditioned upon factual representations contained in a written tax representation letter executed by officers of the Company with respect to REIT matters (the “Tax Representation Letter”). The initial and continuing truth and accuracy of the factual representations contained in the Tax Representation Letter at all relevant times constitutes an integral basis for the opinion expressed herein, and this opinion is conditioned upon the initial and continuing truth and accuracy of these factual representations at all relevant times.

     In connection with rendering this opinion, we have assumed to be true and are relying upon (without any independent investigation or review thereof), and our opinion is conditioned upon the correctness of, the following:

     1. The authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and authenticity of the originals of such documents;

     2. The genuineness of all signatures, the due authorization, execution and delivery of all documents by all parties thereto and the due authority of all persons executing such documents;

     3. All factual statements, factual representations and warranties set forth in such documents (including the Merger Agreement, Registration Statement and the Tax Representation Letter) are true and correct in all material respects and will continue to be true and correct as of the Effective Time and all other relevant times, and no actions have been or will be taken that are inconsistent with such factual statements, factual representations and warranties;

     4. All obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms;

     5. All covenants contained in the Merger Agreement and the Tax Representation Letter have been and will be performed without waiver or breach of any provision thereof and no actions have been or will be taken that are inconsistent with such covenants; and

     6. Any factual representation or factual statement made “to the knowledge of,” “to the best of our knowledge” or similarly qualified is correct without such qualification.

     We have further assumed the accuracy of the factual statements and factual descriptions of the Company’s intended activities as described in the Merger Agreement and that the

Commercial Net Lease Realty, Inc.
January 19, 2005

Company will operate in accordance with the method of operation described in the Merger Agreement.

Based upon our examination of the foregoing items, subject to the assumptions, exceptions, limitations and qualifications set forth herein and therein, we are of opinion that NAPE Acquisition is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code, the Company qualified as a REIT under the Code for the taxable years ended December 31, 2002, December 31, 2003, and December 31, 2004, the Company is organized and its manner of operation is in conformity with the requirements for qualification and taxation as a REIT as of the date of this opinion, and the Company’s proposed manner of operation and diversity of equity ownership will enable the Company to continue to satisfy the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2005 and for future taxable years (including periods subsequent to the Merger), if the Company operates in accordance with the methods of operation described in the Merger Agreement and consistent with the factual representations in the Tax Representation Letter concerning the Company’s intended method of operation.

In addition to the assumptions set forth above, this opinion is subject to the following exceptions, limitations and qualifications:

     1. Our opinion expressed herein is based upon interpretation of the current provisions of the Code and existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion only represents our best judgment and is not binding upon the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not successfully challenge the conclusions set forth herein. The Internal Revenue Service has not yet issued regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no obligation to advise you of changes in law or interpretation that may occur after the date hereof.

     2. Our opinion is limited to the federal income tax matters addressed herein, and no other opinion is rendered with respect to any other matter not specifically set forth in the foregoing opinion. This opinion may not be relied upon except with respect to the matters specifically discussed herein.

     3. Our opinion is limited in all respects to the federal tax law of the United States and we express no opinion as to various state, local or foreign tax consequences.

Commercial Net Lease Realty, Inc.
January 19, 2005

     4. The Company’s qualification and taxation as a REIT depends upon the Company’s ability to satisfy, through actual operating results, the applicable asset composition, source of income, stockholder diversification, distribution, record keeping and other requirements of the Code necessary to qualify and be taxed as a REIT.

     5. The foregoing opinion is based upon the proposed method of operation as described in the Merger Agreement and factual statements contained in the Tax Representation Letter and other documents described herein. We undertake no obligation to review at any time in the future whether the Company has fulfilled the requirements listed in paragraph 4 and, consequently, no assurance can be given that the actual results of the Company’s operations for any taxable year will satisfy the requirements of the Code necessary to qualify or be taxed as a REIT.

     6. In the event any one of the factual statements, factual representations, warranties, covenants or assumptions we have relied upon to issue this opinion is incorrect in a material respect, our opinion might be adversely affected and may not be relied upon.

     This opinion is furnished to you solely for the purpose of complying with applicable securities laws. This opinion may not be used or relied upon by any other person, other than NAPE and its counsel and the shareholders of NAPE, or for any other purpose and may not be circulated, quoted or otherwise referred to for any purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-4 filed in connection with the above-referenced transaction and the reference to us under the heading “Legal Matters” in the proxy statement-prospectus contained therein. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

SHAW PITTMAN LLP
By:	/s/ Charles B. Temkin, P.C.
Charles B. Temkin, P.C.